                                                                    EXHIBIT 99.1

                   NETGEAR REPORTS FOURTH QUARTER 2003 RESULTS

               - Fourth quarter 2003 net revenue increased to $86.8 million; 20.7% year over year growth

               - Full year 2003 net revenue increased to $299.3 million; 26.1% year over year growth

               - Fourth quarter 2003 pro forma net income increased to $4.4 million, as compared to $2.4 million in the comparable prior year quarter, an 84.7% increase

               - Full year 2003 pro forma net income increased to $11 million, as compared to $6 million in the prior year, an 83.5% increase

               - Fourth quarter pro forma diluted EPS of $0.14 and full year pro forma diluted EPS of $0.41

               - Fourth quarter gross margin improved to 29.1% and pro forma operating margin to 7.2%

               - Expects first quarter 2004 net revenue to be in the range of $85 million to $88 million, with pro forma operating margin in the range of 7.1% to 7.5%

SANTA CLARA, Calif. - February 12, 2004 - NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the fourth quarter ended December 31, 2003.

Net revenue for the fourth quarter ended December 31, 2003 increased to $86.8 million, as compared to $71.9 million for the fourth quarter ended December 31, 2002, a 20.7% increase. Net revenue increased approximately 14.5% over net revenue of $75.8 million in the third quarter of 2003. For the full year 2003, net revenue totaled $299.3 million, a 26.1% increase over the full year 2002 net revenue of $237.3 million. The Europe, Middle East and Africa (EMEA) regions again achieved strong sequential net revenue growth of 31.2% to $31.8 million in the fourth quarter of 2003, compared to $24.2 million in the third quarter of 2003. Net revenue derived from the Asia Pacific increased 44.6% to $7.8 million in the fourth quarter of 2003, compared to $5.4 million in the third quarter of 2003. Net revenue in North America grew 2.3% to $47.2 million in the fourth quarter of 2003, compared to $ 46.2 million in the third quarter of 2003.

There was strong demand in the fourth quarter for NETGEAR's wireless and broadband products worldwide, as the Company introduced 12 new products during the quarter. Growth in units and the increase in ASP (average selling price) was driven by the introduction of the Super G 108Mbps wireless products in the third quarter of 2003 and the DSL 2 broadband gateways in fourth quarter of 2003. Shipments of wireless nodes exceeded one million units in the fourth quarter, representing growth of approximately 30% over the prior third quarter. Shipments of wired and wireless broadband routers/gateways exceeded 675,000 units in the fourth quarter of 2003, representing an increase of approximately 45% over the prior third quarter. Sales of Ethernet switches continued to be strong, growing 7% in units sequentially. Leading switch products included NETGEAR's Gigabit and managed switches, including the Company's popular Smart Switches.

The Company further improved its gross margin in the fourth quarter of 2003 to 29.1%, as compared to 27.8% in the prior quarter. For the full year, gross margin improved to 28%, as compared to 25.4% in 2002. The improvement in gross margin was due to increased volume leverage on the Company's buying power, increased sales of new products with higher margins, and an increased percentage of sales derived from Europe, which tends to be a higher margin. Pro forma income from operations was 7.2%, compared to 5.6% in the prior quarter. Pro forma operating expenses were 22.0% of total revenues, and sales and marketing expense were 16.0% of net revenue in the fourth quarter of 2003. Research and development expenses remained essentially flat from the prior quarter at approximately 2.6% of net revenue for the quarter. General and administration costs increased from 3.1% in the third quarter of 2003 to 3.4% in the fourth quarter of 2003 reflecting the impact of a full quarter's costs associated with being a public company, as well as certain additional expenses.

Net income, computed in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2003 was $3.9 million, as compared to net income of $3.4 million for the fourth quarter of 2002. The Company had net income of $0.14 per basic share and $0.12 per diluted share for the fourth quarter of 2003, as compared to net income of $0.17 per basic and $0.15 per diluted share in the fourth quarter of 2002. The Company would like to note that any year over year comparison of earnings per share should take into account an increase of approximately 8 million basic shares outstanding reflecting the Company's IPO, which was completed in July 2003. For the full year 2003, on a GAAP basis, net income was $13.1 million or $0.55 per basic share and $0.49 per diluted share, compared to a net loss of $9.7 million or $0.46 per basic and diluted share for the full year 2002. Pro forma net income, which excludes certain charges described below, for the fourth quarter of 2003 was $4.4 million, an 85% increase over the pro forma net income of $2.4 million for the fourth quarter of 2002. Pro forma net income per share was $0.15 per basic share and $0.14 per diluted share in the fourth quarter of 2003, compared to $0.12 per basic and $0.10 per diluted share in the fourth quarter of 2002. The fourth quarter of 2002 pro forma net income excludes the impact of a $1.6 million benefit because of the change in the valuation allowance on deferred tax assets arising from, among other factors, the utilization of net operating loss tax carryforwards (NOL's), and non-cash stock-based compensation expense of $580,000. The fourth quarter of 2003 pro forma net income excludes a non-cash stock-based compensation expense of $490,000. For the full year 2003, pro forma net income was $11.0 million or $0.46 per basic and $0.41 per diluted share, compared to pro forma net income of $6.0 million or $0.28 per basic and $0.27 per diluted share for the full year 2002.

Both GAAP and pro forma net income for the fourth quarter and full year 2003 include an income tax benefit of $612,000 or $0.02 per fully diluted share, recorded in connection with research and development tax credits eligible to be claimed for the year ended December 31, 2003. The Company expects that it will realize a similar benefit in 2004, thereby lowering its effective tax rate. The accompanying statements of operations provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP, or pro forma, basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "The seasonally strong fourth quarter came in above expectations and marked the end of a remarkably positive year for NETGEAR, as we continued to execute on initiatives to drive our growth and profitability. We met with global success, led by our aggressive rollout of new innovative products, expanded strategic partner relationships and significantly improved financial performance. We remain focused on leveraging the increased demand in our core small business and home networking markets. Our new product plans and our expanding global channel presence give us confidence that our sales and profitability momentum will continue through 2004, as we benefit from continuous new technology, additional product introductions and market expansion. We believe that we will continue to gain market share worldwide throughout 2004."

NOTABLE FOURTH QUARTER 2003 ACHIEVEMENTS INCLUDED:

     - NEW PRODUCTS: NETGEAR launched 12 new products in the fourth quarter, bringing its total new product introductions in 2003 to 48. The Company launched the ADSL2/ADSL 2+ 802.11g wireless gateway, the DG834G 54 Mbps Wireless ADSL Firewall Router. The Company also launched in the US DOCSIS 2.0 wireless 802.11g cable gateway, the CG814WG 54 Mbps Wireless Cable Firewall Router. These new products, together with the Super G 108Mbps wireless products and the Smart Switches introduced in the third quarter of 2003, will contribute significantly to 2004 revenue and margin growth.

     - STRATEGIC ALLIANCES: NETGEAR entered into a series of significant strategic alliances in the fourth quarter, which are expected to help drive future growth in attractive, fast growing markets. These relationships included a cooperative agreement with the Digital Home Business Unit of Legend Group Limited, the largest IT enterprise in China. In Asia's largest market, Legend and NETGEAR will co-brand NETGEAR's full line of wired and wireless networking equipment to jumpstart the growing small office/home office (SOHO) networking market in this region. Today, NETGEAR products can be found in about 30 Legend stores and 100 other stores in China. Separately, NETGEAR entered into an agreement with SOFTBANK BB Corp. (SBB), one of Japan's largest broadband communications carriers and IT distributors, for the exclusive distribution of NETGEAR's products in Japan. The appointment of SBB will increase NETGEAR's brand and product awareness for both business and consumer product lines in Asia's foremost market. Currently, there are over 400 retail stores in Japan carrying NETGEAR's products.

     - STRENGTHENED CHANNEL PRESENCE: The Company continued to grow worldwide sales derived from the carrier channel during the quarter, with shipments to broadband service providers such as Time Warner Cable and Comcast in the U.S., Telecom Denmark, and Telstra in Australia. NETGEAR is able to partner with such global market leaders due to the innovation and quality of the Company's products.

     - REINFORCED QUALITY REPUTATION: NETGEAR continued to achieve numerous awards for its new products during the quarter, most notably that PC World magazine's readers ranked NETGEAR as being the #1 networking vendor in service and reliability.

Jonathan Mather, Chief Financial Officer of NETGEAR, said, "Operationally, this was an impressive quarter for us. We again achieved double-digit revenue growth, both sequential and year over year, while further leveraging our operating costs and thereby improving profitability. We continue to make progress toward our operating model objective of over 30% gross margin. In the fourth quarter, gross margin was 29.1% and pro forma operating margin was 7.2%. This compared to 27.8% and 5.6% respectively in the third quarter of 2003, and 26.6% and 7.0% in the fourth quarter of 2002. While we believe that these are significant accomplishments, we also recognize that there is room for continued margin expansion in 2004 as we further benefit from the operating leverage in our business. We continue to manage our inventory closely with quarter ending inventory at $39.3 million, representing 6.3 turns, compared to $33.4 million and 6.5 turns at the end of the third quarter of 2003. Days' sales outstanding (DSOs') were at 81 days in the fourth quarter of 2003. Distribution channel inventory increased slightly in the fourth quarter from the prior quarter. US retail channel inventory remained essentially flat from the third quarter of 2003."

Looking forward, Mr. Lo added, "NETGEAR is generating an enormous amount of interest and excitement in the global market as we capitalize on our product strength and quality. At the recent CES trade show, we won multiple industry awards reflecting our ability to develop and commercialize the next generation of wireless products ahead of our competitors. We also introduced several new products which provide consumer connectivity to the growing availability of digital entertainment, including our MP101 Wireless Digital Music Player, the industry's first affordable and easy to use wireless network adapter for home stereos, and our WGT634U Super Wireless Media Router with USB access to shared storage, a Best of CES finalist, as well as CES `Best of Innovations' recipient. These products are scheduled to be shipped in volume during the first quarter of 2004 together with additional new models of our Smart Switches. These are just a few of the exciting innovative products we have in the pipeline for 2004, powering our continuous drive to gain market share and grow profitability. Overall, we are optimistic in our outlook for 2004. For the first quarter of 2004, we expect revenues to grow approximately 27% to 30% over the same period last year and in the range of $85 million to $88 million, with pro forma operating income in the range of 7.1% to 7.5%."

INVESTOR CONFERENCE CALL / WEBCAST DETAILS

NETGEAR will review fourth quarter 2003 results and discuss management's expectations for the first quarter 2004 today, February 12, 2004, at 8:30AM EST. The conference call-in will be available at www.netgear.com and by telephone at
(706) 634-5125. A replay will be available from 11:30AM EST on February 12 through midnight EST on February 19 at www.netgear.com and by telephone at (706) 645-9291. The confirmation identification for both the live call and the replay is 5510650.

ABOUT NETGEAR INC.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company's suite of approximately 100 products enables users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

NETGEAR is a registered trademark of NETGEAR, Inc. in the United States and other countries.

CONTACTS:

Doug Hagan                             David Pasquale
Senior Manager, Public Relations       Senior Vice President, Investor Relations
NETGEAR, Inc.                          The Ruth Group
(408) 907-8053                         (646) 536-7006
doug.hagan@netgear.com                 dpasquale@theruthgroup.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR NETGEAR, INC.:

This release contains forward-looking statements. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among other, regarding NETGEAR's expected revenues and earnings, anticipated momentum in the Asia Pacific region, and revenues expected to result from sales of our new product offerings. These statements are subject to risks and uncertainties. For example, our revenues could be less than expected if demand for our products is less than anticipated, we are unable to manufacture and distribute our products, or we are unable to collect receivables as they become due. Our earnings depend upon our revenues, as well as our ability to manage our costs, including the cost of developing new products and manufacturing and distributing our existing offerings. Other factors that could affect our forward-looking statements include without limitation, demand for our products, including our new 802.11g offerings, the price/performance requirements of customers, the ability of NETGEAR to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions and other risks detailed from time-to-time in NETGEAR's SEC filings and reports. NETGEAR undertakes no duty to update these forward-looking statements.

                               - TABLES ATTACHED -

                                  NETGEAR, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     THREE MONTHS ENDED              YEAR ENDED
                                                                 --------------------------  --------------------------
                                                                 DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                     2003          2002          2003          2002
                                                                 ------------  ------------  ------------  ------------
                                                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Net revenue                                                      $     86,808  $     71,903  $    299,302  $    237,331
                                                                 ------------  ------------  ------------  ------------
Cost of revenue:
  Cost of revenue                                                      61,506        52,773       215,332       176,972
  Amortization of deferred stock-based compensation                        51            36           128           144
                                                                 ------------  ------------  ------------  ------------
  Total Cost of revenue                                                61,557        52,809       215,460       177,116
                                                                 ------------  ------------  ------------  ------------
Gross profit                                                           25,251        19,094        83,842        60,215
                                                                 ------------  ------------  ------------  ------------
Operating expenses:
  Research and development                                              2,243         2,481         8,220         7,359
  Sales and marketing                                                  13,877         9,177        48,963        32,622
  General and administrative                                            2,940         2,438         8,977         8,103
  Amortization of deferred stock-based compensation:
     Research and development                                             120            75           454           306
     Sales and marketing                                                  200            99           715           346
     General and administrative                                           119           370           476           867
                                                                 ------------  ------------  ------------  ------------
           Total operating expenses                                    19,499        14,640        67,805        49,603
                                                                 ------------  ------------  ------------  ------------
Income (loss) from operations                                           5,752         4,454        16,037        10,612
Interest income                                                           188            21           364           119
Interest expense                                                            -          (357)         (901)       (1,240)
Extinguishment of debt                                                      -             -        (5,868)            -
Other income (expense), net                                               (15)         (132)          (59)          (19)
                                                                 ------------  ------------  ------------  ------------
Income (loss) before income taxes                                       5,925         3,986         9,573         9,472
Provision (benefit) for income taxes                                    1,993           562        (3,524)        1,333
                                                                 ------------  ------------  ------------  ------------
Net income                                                              3,932         3,424        13,097         8,139
Deemed dividend on Preferred Stock                                          -             -             -       (17,881)
                                                                 ------------  ------------  ------------  ------------
Net income (loss) attributable to common stockholders            $      3,932  $      3,424  $     13,097  $     (9,742)
                                                                 ============  ============  ============  ============
Net income (loss) per share attributable to common stockholders
   Basic                                                         $       0.14  $       0.17  $       0.55  $      (0.46)
                                                                 ============  ============  ============  ============
   Diluted                                                       $       0.12  $       0.15  $       0.49  $      (0.46)
                                                                 ============  ============  ============  ============
Weighted average shares outstanding
   for net income (loss) per share
   Basic                                                               28,545        20,234        23,653        21,181
                                                                 ============  ============  ============  ============
   Diluted                                                             31,657        23,347        26,800        21,181
                                                                 ============  ============  ============  ============

                                  NETGEAR, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      EXCLUDING EXTINGUISHMENT OF DEBT CHARGE, DEFERRED TAX ASSET VALUATION
       ALLOWANCE REVERSAL, DEEMED DIVIDEND ON PREFERRED STOCK, STOCK-BASED
     COMPENSATION AND BENEFIT FROM UTILIZATION OF NET OPERATING LOSS CARRY
                                FORWARDS (NOL'S)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED              YEAR ENDED
                                                           --------------------------  --------------------------
                                                           DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                               2003          2002          2003         2002
                                                           ------------  ------------  ------------  ------------
Net revenue                                                $     86,808  $     71,903  $    299,302  $    237,331
                                                           ------------  ------------  ------------  ------------
Cost of revenue:
  Cost of revenue                                                61,506        52,773       215,332       176,972
  Amortization of deferred stock-based compensation                   -             -             -             -
                                                           ------------  ------------  ------------  ------------
  Total Cost of revenue                                          61,506        52,773       215,332       176,972
                                                           ------------  ------------  ------------  ------------
Gross profit                                                     25,302        19,130        83,970        60,359
                                                           ------------  ------------  ------------  ------------
Operating expenses:
  Research and development                                        2,243         2,481         8,220         7,359
  Sales and marketing                                            13,877         9,177        48,963        32,622
  General and administrative                                      2,940         2,438         8,977         8,103
  Amortization of deferred stock-based compensation:
     Research and development                                         -             -             -             -
     Sales and marketing                                              -             -             -             -
     General and administrative                                       -             -             -             -
                                                           ------------  ------------  ------------  ------------
           Total operating expenses                              19,060        14,096        66,160        48,084
                                                           ------------  ------------  ------------  ------------
Income from operations                                            6,242         5,034        17,810        12,275
Interest income                                                     188            21           364           119
Interest expense                                                      -          (357)         (901)       (1,240)
Extinguishment of debt                                                -             -             -             -
Other income (expense), net                                         (15)         (132)          (59)          (19)
                                                           ------------  ------------  ------------  ------------
Income  before income taxes                                       6,415         4,566        17,214        11,135
Provision for income taxes                                        1,993         2,172         6,248         5,159
                                                           ------------  ------------  ------------  ------------
Net income                                                        4,422         2,394        10,966         5,976
Deemed dividend on Preferred Stock                                    -             -             -             -
                                                           ------------  ------------  ------------  ------------
Net income attributable to common stockholders             $      4,422  $      2,394  $     10,966  $      5,976
                                                           ============  ============  ============  ============
Net income per share attributable to common stockholders
   Basic                                                   $       0.15  $       0.12  $       0.46  $       0.28
                                                           ============  ============  ============  ============
   Diluted                                                 $       0.14  $       0.10  $       0.41  $       0.27
                                                           ============  ============  ============  ============
Weighted average shares outstanding for net income per
share
   Basic                                                         28,545        20,234        23,653        21,181
                                                           ============  ============  ============  ============
   Diluted                                                       31,657        23,347        26,800        22,431
                                                           ============  ============  ============  ============

                                  NETGEAR, INC.
                        GAAP TO PRO FORMA RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                       -----------------------------  ------------------------------
                                                             DECEMBER 31, 2003              DECEMBER 31, 2003
                                                       -----------------------------  ------------------------------
                                                         GAAP    EXCLUDED  PRO FORMA    GAAP    EXCLUDED   PRO FORMA
                                                       --------  --------  ---------  --------  ---------  ---------
Net revenue                                            $ 86,808  $      -  $  86,808  $299,302  $       -  $ 299,302
                                                       --------  --------  ---------  --------  ---------  ---------
Cost of revenue:
  Cost of revenue                                        61,506         -     61,506   215,332          -    215,332
  Amortization of deferred stock-based compensation          51        51          -       128        128          -
                                                       --------  --------  ---------  --------  ---------  ---------
  Total Cost of revenue                                  61,557        51     61,506   215,460        128    215,332
                                                       --------  --------  ---------  --------  ---------  ---------
Gross profit                                             25,251       (51)    25,302    83,842       (128)    83,970
                                                       --------  --------  ---------  --------  ---------  ---------
Operating expenses:
  Research and development                                2,243         -      2,243     8,220          -      8,220
  Sales and marketing                                    13,877         -     13,877    48,963          -     48,963
  General and administrative                              2,940         -      2,940     8,977          -      8,977
  Amortization of deferred stock-based compensation:
     Research and development                               120       120          -       454        454          -
     Sales and marketing                                    200       200          -       715        715          -
     General and administrative                             119       119          -       476        476          -
                                                       --------  --------  ---------  --------  ---------  ---------
           Total operating expenses                      19,499       439     19,060    67,805      1,645     66,160
                                                       --------  --------  ---------  --------  ---------  ---------
Income (loss) from operations                             5,752      (490)     6,242    16,037     (1,773)    17,810
Interest income                                             188         -        188       364          -        364
Interest expense                                              -         -          -      (901)         -       (901)
Extinguishment of debt                                        -         -          -    (5,868)    (5,868)         -
Other income (expense), net                                 (15)        -        (15)      (59)         -        (59)
                                                       --------  --------  ---------  --------  ---------  ---------
Income (loss) before income taxes                         5,925      (490)     6,415     9,573     (7,641)    17,214
Provision (benefit) for income taxes                      1,993         -      1,993    (3,524)    (9,772)     6,248
                                                       --------  --------  ---------  --------  ---------  ---------
Net income                                                3,932      (490)     4,422    13,097      2,131     10,966
Deemed dividend on Preferred Stock                            -         -          -         -          -          -
                                                       --------  --------  ---------  --------  ---------  ---------
Net income (loss) attributable to common stockholders  $  3,932  $   (490) $   4,422  $ 13,097  $   2,131  $  10,966
                                                       ========  ========  =========  ========  =========  =========
Net income (loss) per share attributable to common
stockholders

   Basic                                               $   0.14            $    0.15  $   0.55             $    0.46
                                                       ========            =========  ========             =========
   Diluted                                             $   0.12            $    0.14  $   0.49             $    0.41
                                                       ========            =========  ========             =========
Weighted average shares outstanding
   for net income (loss) per share
   Basic                                                 28,545               28,545    23,653                23,653
                                                       ========            =========  ========             =========
   Diluted                                               31,657               31,657    26,800                26,800
                                                       ========            =========  ========             =========

                                  NETGEAR, INC.
                        GAAP TO PRO FORMA RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                       -----------------------------  ------------------------------
                                                             DECEMBER 31, 2002              DECEMBER 31, 2002
                                                       -----------------------------  ------------------------------
                                                         GAAP    EXCLUDED  PRO FORMA    GAAP    EXCLUDED   PRO FORMA
                                                       --------  --------  ---------  --------  ---------  ---------
Net revenue                                            $ 71,903  $      -  $  71,903  $237,331  $       -  $ 237,331
                                                       --------  --------  ---------  --------  ---------  ---------
Cost of revenue:
  Cost of revenue                                        52,773         -     52,773   176,972          -    176,972
  Amortization of deferred stock-based compensation          36        36          -       144        144          -
                                                       --------  --------  ---------  --------  ---------  ---------
  Total Cost of revenue                                  52,809        36     52,773   177,116        144    176,972
                                                       --------  --------  ---------  --------  ---------  ---------
Gross profit                                             19,094       (36)    19,130    60,215       (144)    60,359
                                                       --------  --------  ---------  --------  ---------  ---------
Operating expenses:
  Research and development                                2,481         -      2,481     7,359          -      7,359
  Sales and marketing                                     9,177         -      9,177    32,622          -     32,622
  General and administrative                              2,438         -      2,438     8,103          -      8,103
  Amortization of deferred stock-based compensation:
     Research and development                                75        75          -       306        306          -
     Sales and marketing                                     99        99          -       346        346          -
     General and administrative                             370       370          -       867        867          -
                                                       --------  --------  ---------  --------  ---------  ---------
           Total operating expenses                      14,640       544     14,096    49,603      1,519     48,084
                                                       --------  --------  ---------  --------  ---------  ---------
Income (loss) from operations                             4,454      (580)     5,034    10,612     (1,663)    12,275
Interest income                                              21         -         21       119          -        119
Interest expense                                           (357)        -       (357)   (1,240)         -     (1,240)
Extinguishment of debt                                        -         -          -         -          -          -
Other income (expense), net                                (132)        -       (132)      (19)         -        (19)
                                                       --------  --------  ---------  --------  ---------  ---------
Income (loss) before income taxes                         3,986      (580)     4,566     9,472     (1,663)    11,135
Provision (benefit) for income taxes                        562    (1,610)     2,172     1,333     (3,826)     5,159
                                                       --------  --------  ---------  --------  ---------  ---------
Net income                                                3,424     1,030      2,394     8,139      2,163      5,976
Deemed dividend on Preferred Stock                            -         -          -   (17,881)   (17,881)         -
                                                       --------  --------  ---------  --------  ---------  ---------
Net income (loss) attributable to common stockholders  $  3,424  $  1,030  $   2,394  $ (9,742) $ (15,718) $   5,976
                                                       ========  ========  =========  ========  =========  =========
Net income (loss) per share attributable to common
stockholders
   Basic                                               $   0.17            $    0.12  $  (0.46)            $    0.28
                                                       ========            =========  ========             =========
   Diluted                                             $   0.15            $    0.10  $  (0.46)            $    0.27
                                                       ========            =========  ========             =========
Weighted average shares outstanding for net income
(loss) per share
   Basic                                                 20,234               20,234    21,181                21,181
                                                       ========            =========  ========             =========
   Diluted                                               23,347               23,347    21,181                22,431
                                                       ========            =========  ========             =========

                                  NETGEAR, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     DECEMBER 31,  DECEMBER 31,
                                                                         2003          2002
                                                                     ------------  ------------
                                                                     (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents                                       $     61,215  $     19,880
     Short-term investments                                                12,390             -
     Accounts receivable, net                                              74,866        42,492
     Inventories                                                           39,266        24,774
     Deferred income taxes                                                  9,056             -
     Prepaid expenses and other current assets                              4,169         3,003
                                                                     ------------  ------------
          Total current assets                                            200,962        90,149
Property and equipment, net                                                 3,626         3,144
Goodwill, net                                                                 558           558
                                                                     ------------  ------------
          Total assets                                               $    205,146  $     93,851
                                                                     ============  ============
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable                                                $     24,480  $     10,628
     Payable to related parties                                             6,412        13,687
     Accrued employee compensation                                          3,871         3,375
     Other accrued liabilities                                             31,299        29,419
     Deferred revenue                                                       2,380         5,059
     Income taxes payable                                                   1,765           934
     Note payable to Nortel Networks                                            -        13,294
                                                                     ------------  ------------
          Total current liabilities                                        70,207        76,396
                                                                     ------------  ------------
Redeemable convertible preferred stock                               $          -  $     48,052
                                                                     ------------  ------------
Stockholders' equity (deficit):
     Common stock                                                              28             -
     Additional paid-in capital                                           164,459        12,810
     Deferred stock-based compensation                                     (4,248)       (4,997)
     Other comprehensive income                                                11             -
     Accumulated deficit                                                  (25,311)      (38,410)
                                                                     ------------  ------------
          Total stockholders' equity (deficit)                            134,939       (30,597)
                                                                     ------------  ------------
          Total liabilities, redeemable convertible preferred stock
            and stockholders' equity (deficit)                       $    205,146  $     93,851
                                                                     ============  ============